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                                                                   EXHIBIT 10.13

                    FOURTH AMENDMENT TO CONSULTING AGREEMENT

THIS FOURTH AMENDMENT TO Consulting agreement ("FOURTH AMENDMENT") is entered into and made effective as of December 31, 2004 ("FOURTH AMENDMENT EFFECTIVE DATE") by and between Connetics Corporation ("CONNETICS") and Eugene A. Bauer, M.D. ("DR. BAUER"). Unless otherwise indicated, a capitalized term within this Fourth Amendment shall have the same meaning as the same capitalized term within the Initial Agreement (defined below).

                                    AGREEMENT

Connetics and Dr. Bauer are Parties to a Consulting Agreement dated January 1, 2002 ("INITIAL AGREEMENT"), to an Amendment to Consulting Agreement dated December 11, 2002 ("AMENDMENT"), to a Second Amendment to Consulting Agreement dated January 1, 2003 ("SECOND AMENDMENT") and to a Third Amendment to Consulting Agreement dated December 31, 2003 ("THIRD AMENDMENT"). The Initial Agreement, the Amendment, the Second Amendment and the Third Amendment are to be known collectively as the "CONSULTING AGREEMENT." Connetics and Dr. Bauer desire to amend the terms of the Consulting Agreement as set forth below.

1. Section 2(a) of the Consulting Agreement is superseded and replaced, in its entirety, to read as follows:

          2(a) Connetics hereby retains Dr. Bauer and Dr. Bauer hereby accepts this retainer as a consultant to Connetics for the term commencing on January 1, 2002 and ending on December 31, 2005.

2. Section 5(a) of the Consulting Agreement is superseded and replaced, in its entirety, to read as follows:

          5(a) Annual Retainer. Beginning on the date of the Annual Meeting of Shareholders of Connetics to be held in approximately April 2005 ("Annual Meeting") and continuing throughout the term of the Consulting Agreement, Connetics shall pay Dr. Bauer, and Dr. Bauer shall accept for Dr. Bauer's services under this Consulting Agreement, compensation in the form of an annual retainer in the amount of Thirty-Six Thousand Dollars ($36,000) ("New Retainer") payable in quarterly installments of Nine Thousand Dollars ($9,000); provided, however, for the calendar quarter commencing April 1, 2005 the quarterly installment payable to Dr. Bauer shall be a pro-rated amount equal to (a) the annual retainer in effect for the period prior to the Annual Meeting and (b) the New Retainer from the date of the Annual Meeting through the end of the calendar quarter, with such amounts pro-rated based on the actual number of days in the applicable period.

3. This Fourth Amendment may be executed in a number of identical counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

4. All of the remaining provisions of the Consulting Agreement shall continue in full force and effect as though fully set forth in this Fourth Amendment.

IN WITNESS WHEREOF, the Parties have entered into this Fourth Amendment as of the Fourth Amendment Effective Date.

     "CONNETICS"                                    "DR. BAUER"
  CONNETICS CORPORATION                           EUGENE A. BAUER



Signature: /s/ Thomas G. Wiggans          Signature: /s/ Eugene A. Bauer
           ------------------------                  -----------------------
Print: Thomas G. Wiggans                  Print: Eugene A. Bauer, M.D.
Title: President and Chief                Social Security No:  ____________
       Executive Officer